[Letterhead of KPMG Peat Marwick LLP]


The Board of Directors
Pinnacle Financial Services, Inc.:


We consent to the inclusion of our report dated March 30, 1998, with respect to the consolidated balance sheets of Pinnacle Financial Services, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of CNB Bancshares, Inc. dated May 1, 1998.

Our report dated March 30, 1998 contains a paragraph that states we previously audited and reported on the consolidated balance sheet of Pinnacle Financial Services, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996, and 1995, prior to their restatement for the 1997 pooling of interests. The contribution of Pinnacle Financial Services, Inc. and subsidiaries to total assets and net income represented 50% and 57% of the respective restated totals for the year ended December 31, 1996 and the contribution of Pinnacle Financial Services, Inc. and subsidiaries to total assets and net income represented 50% and 40% of the respective restated totals for the year ended December 31, 1995. Separate consolidated financial statements of the other companies included in the December 31, 1996 restated consolidated balance sheet and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 were audited and reported on separately
by  other  auditors.   We  also  audited the  combination  of  the consolidated
balance sheet as of December 31, 1996 and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended
December 31, 1996 and 1995, after restatement for the 1997 pooling of interest; in our opinion, such consolidated statements have been properly combined on the basis described in note 1 of the notes to the consolidated financial statements.



                                   /s/ KPMG Peat Marwick LLP



Chicago, Illinois
May 1, 1998